Exhibit 99.2

For Immediate Release

XPLORE NAMES NEW BOARD MEMBER

Kent A. Misemer to Replace Francis J. Elenio

Austin, Texas — November 9, 2011 - Xplore Technologies Corp. (OTCQB: XLRT) (“Xplore” or the “Company”), a manufacturer of award-winning rugged tablet PCs, announced today the addition of Kent A. Misemer to its Board of Directors, effective immediately. Mr. Misemer will replace Francis J. Elenio, who resigned from the Company’s Board of Directors on November 7, 2011.

Mr. Misemer has over 30 years of executive management experience in the propane industry supply chain as well as other industries. From 2003 through 2009, Mr. Misemer was the Chief Executive Officer and President of Liberty Propane, LLC, the second largest independent retail propane company in the United States. Liberty Propane, a portfolio company of Sterling Capital Partners, was sold in December, 2009. In addition to being a co-founder of Liberty Propane, Mr. Misemer was also involved in the creation of Propane Continental, Inc. and Tri-Power Fuels, Inc. as well as held various leadership roles in manufacturing entities.  Mr. Misemer currently serves as a director and member of the audit committee of Cornerstone Records Management, LLC, a private data storage and offsite data management company, and a director of Pro-Tech Industries, Inc. (OTCQB: PTCK), a regional leader in design/build services for the Fire Life Safety, alarm/detection, electrical and voice/data communications infrastructure segments.  Mr. Misemer will serve on Xplore’s audit committee.

“Kent’s exceptional experience with start-ups and high growth companies make him a great addition to Xplore’s Board of Directors,” stated Philip Sassower, Xplore’s Chairman and Chief Executive Officer. “We were happy to welcome Kent as a co-investor in the recent placement of Series D Preferred Stock, which demonstrates his commitment to Xplore and its success. I believe he will bring a fresh perspective to Xplore and will be in a position to add value from the beginning, especially in the solid execution of strategy and operations, as well as financial related matters. We are fortunate to have him on board. We also want to thank Frank Elenio for his dutiful service and for the contributions made to Xplore during his tenure.”

About Xplore Technologies®

Xplore (www.xploretech.com) is engaged in the business of developing integrating and marketing mobile wireless Tablet PC computing systems.  The Company’s products enable the extension of traditional computing systems to a range of field and on-site personnel, regardless of location or environment.  Using a range of wireless communication mediums together with the Company’s rugged computing products, the Company’s end-users are able to receive, collect, analyze, manipulate and transmit information in a variety of environments not suited to traditional non-rugged computing devices.  The Company’s end-users are in markets that include utility, warehousing/logistics, public safety, field service, transportation, manufacturing, route delivery, military and homeland security.

Xplore Contact Information:

For Media or U.S. Investor Information Contact:

Martin Janis & Company, Inc.

Beverly Jedynak

Tel: (312) 943-1123 (Direct)

Email:bjedynak@janispr.com

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.